Calculation of Filing Fee Tables
S-3
ANNALY CAPITAL MANAGEMENT INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001476
Fees to be Paid	3	Other	Warrants	457(r)				0.0001476
Fees to be Paid	4	Other	Stockholder Rights	457(r)				0.0001476
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001476
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001476
Fees to be Paid	7	Other	Units	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified number or amount of the securities of each identified class of securities is being registered as may be issued from time to time at indeterminate prices. There is also being registered hereunder an indeterminate number of securities as may be issuable upon exercise, conversion or exchange for, as the case may be, any other securities registered hereby. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion, or exchange of convertible or exchangeable securities or that are issued in units. (2) In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

[2]	See footnotes (1) and (2)

[3]	See footnotes (1) and (2)

[4]	See footnotes (1) and (2)

[5]	See footnotes (1) and (2)

[6]	See footnotes (1) and (2)

[7]	See footnotes (1) and (2)